EXHIBIT 21

        AMERICAN WATER WORKS COMPANY, INC. AND SUBSIDIARY COMPANIES

                       Subsidiaries of the Registrant

     The following list includes the Registrant and all of its subsidiaries as of December 31, 1999. The voting stock of each company shown indented is owned, to the extent indicated by the percentage, by the company immediately above which is not indented to the same degree. All subsidiaries of the Registrant appearing in the following table are included in the consolidated financial statements of the Registrant and its subsidiaries.

                                                                    Percentage
                                                    State of       Voting Stock
            Name of Company                       Incorporation       Owned
            ---------------                       -------------    ------------
American Water Works Company, Inc.
 American Commonwealth Company                       Delaware          100
 American Water Resources, Inc.                      Virginia          100
 American Water Services, Inc.                       Delaware          100
  AmericanAnglian Environmental Technologies, Inc.   Delaware          100
  AmericanAnglian Environmental Technologies, L.P.   Delaware          100
 American Water Works Service Company, Inc.          Delaware          100
 Arizona-American Water Company                      Arizona           100
 California-American Water Company                   California        100
 Continental Water Company                           Delaware          100
  Long Island Water Corporation                      New York          100
  Northern Illinois Water Corporation                Illinois          100
  St. Louis County Water Company                     Missouri          100
  Water Utility Service Company                      Missouri          100
 Greenwich Water System, Inc.                        Delaware          100
  Connecticut-American Water Company                 Connecticut       100
  Hampton Water Works Company                        New Hampshire     100
  Massachusetts-American Water Company               Massachusetts     100
  New York-American Water Company, Inc.              New York          100
  The Salisbury Water Supply Company                 Massachusetts     100
 Hawaii-American Water Company                       Nevada            100
 Illinois-American Water Company                     Illinois           99.86
 Indiana-American Water Company, Inc.                Indiana           100
 Iowa-American Water Company                         Delaware           95.81
 Kentucky-American Water Company                     Kentucky          100
 Maryland-American Water Company                     Maryland          100
 Massachusetts Capital Resources Company             Delaware          100
 Michigan-American Water Company                     Michigan          100
 Missouri-American Water Company                     Missouri          100
 New Jersey-American Resources Company               New Jersey        100
 New Jersey-American Water Company, Inc.             New Jersey        100*
 New Mexico-American Water Company, Inc.             New Mexico         99.98
 Ohio-American Water Company                         Ohio              100
 Pennsylvania-American Water Company                 Pennsylvania       96.06**
 SJW Acquisition Corp.                               Delaware          100
 Tennessee-American Water Company                    Tennessee          99.89
 Virginia-American Water Company                     Virginia          100
 West Virginia-American Water Company                West Virginia      99.96
  Bluefield Valley Water Works Company               Virginia          100

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 * Includes 6.79% which is owned by American Commonwealth Company, an affiliate of the Registrant.

** Includes 2.27% which is owned by Greenwich Water System, Inc., an affiliate of the Registrant.